Exhibit 10.9.1

FIRST AMENDMENT TO

COMPHEALTH GROUP, INC.

STOCK OPTION AGREEMENT

This First Amendment made on the 15th day of May, 2003 is made by and between CompHealth Group, Inc. (formerly, CMS Capital Ventures, Inc.), a Delaware corporation (the “Company”) and SCOTT BECK (the “Participant”) and constitutes the first amendment to the Stock Option Agreement dated as of August 15, 2000 made by and between the Company and the Participant (the “Agreement”).

WITNESSETH:

WHEREAS, the Company and the Participant desire to amend the exercise and repurchase rights provided in the Agreement; and

WHEREAS, pursuant to Section 15 of the Agreement an amendment of the provisions may be made with the written consent of the Company and the Participant.

NOW, THEREFORE IN CONSIDERATION of the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties to this First Amendment agree as follows:

Effective as of the date above set forth, the following Sections of the Agreement shall be replaced in their entirety and except as herein set forth the Agreement shall continue to read in its current state:

Section l(a)(iv) of the Agreement shall be replaced in its entirety by the following:

(iv) Procedure for Exercise. At any time after the Option has vested and become exercisable with respect to any of the Option Shares and prior to the Expiration Date, the Participant may exercise all or any portion of the Option with respect to Option Shares vested pursuant to Sections l(a)(ii) or l(a)(iii) above by delivering written notice of exercise to the Company, together with (1) a written acknowledgment reaffirming the representations and warranties set forth in this Agreement and agreeing to be bound by all of the terms and conditions contained herein and in the Plan and (2) payment in full of the Option Price with respect to the Option Shares being acquired in such exercise of the Option. The Option Price shall be paid by (I) delivery of a cashier’s, personal or certified check or wire transfer of immediately available funds in the amount of the Option Price with respect to the Option Shares being acquired in such exercise of the Option, (II) the surrender to the Company of shares of Common Stock having an aggregate Fair Market Value equal to the Option Price, so long as such shares of Common Stock are not Issued Shares held by the Participant for less than six months or, if the

Board in its sole discretion agrees, (III) a cashless exercise procedure if one has been established by the Board.

Section 2 of the Agreement shall be replaced in its entirety by the following:

2. Repurchase Option.

(a) In the event the Participant ceases to be employed by the Company and its Subsidiaries for any reason (the “Termination”), the Issued Shares (whether held by the Participant or one or more transferees and including any Issued Shares acquired subsequent to such termination of employment) will be subject to repurchase by the Company and the holders of Investor Shares pursuant to the terms and conditions set forth in this Section 2 (the “Repurchase Option”). The Repurchase Option for any Issued Shares shall become effective on the later of the date the Participant has held the Issued Shares for six months or the date of the Termination (the “Repurchase Date”).

(b) If the Participant’s employment with the Company and its Subsidiaries is terminated by the Company or any such Subsidiary without Cause and, at the time of such termination, Participant could not have been terminated by the Company or such Subsidiary with Cause, the purchase price for the Issued Shares shall be the Fair Market Value thereof on the Repurchase Date. If the Participant’s employment with the Company and its Subsidiaries is (i) terminated by the Company or any such Subsidiary for Cause, or (ii) voluntarily terminated by the Participant, the purchase price for the Issued Shares shall be the lower of Fair Market Value on the Repurchase Date and Original Cost thereof.

(c) The Company may elect to purchase all or any portion of the Issued Shares by delivering written notice (the “Repurchase Notice”) to the holder or holders of Issued Shares within 60 days after the Repurchase Date. The Repurchase Notice will set forth the Issued Shares to be acquired from each holder, the aggregate consideration to be paid for such Issued Shares and the time and place for the closing of the transaction. The number of Issued Shares to be repurchased by the Company shall first be satisfied, to the extent possible, from the Issued Shares held by the Participant at the time of delivery of the Repurchase Notice. If the number of Issued Shares then held by the Participant is less than the total number of Issued Shares which the Company has elected to purchase, the Company shall purchase the remaining Issued Shares elected to be purchased from the other holder(s) of Issued Shares under this Agreement, pro rata according to the number of Issued

Shares held by such other holder(s) at the time of delivery of such Repurchase Notice (determined as nearly as practicable to the nearest whole share).

(d) If for any reason the Company does not elect to purchase all of the Issued Shares pursuant to the Repurchase Option, the holders of Investor Shares shall be entitled to exercise the Repurchase Option for the Issued Shares which the Company has not elected to purchase (the “Available Shares”). As soon as reasonably practicable after the Company has determined that there will be Available Shares, but in any event within 60 days after the Repurchase Date, the Company shall give written notice (the “Option Notice”) to each of the holders of Investor Shares setting forth the number of Available Shares and the purchase price for the Available Shares. Each holder of Investor Shares may elect to purchase any or all of the Available Shares by giving written notice to the Company within 60 days after the Option Notice has been delivered to such holder of Investor Shares by the Company. In the event that the holders of Investor Shares elect to purchase more Available Shares than are available, then the number of Available Shares to be purchased by each such holder that has elected to purchase more than its pro rata share of Available Shares (based upon the number of shares of Investor Shares held by all such holders of Investor Shares) shall be reduced on a pro rate basis in proportion to the number of Investor Shares held by all holders that have elected to purchase more than their pro rate share that are not owned by such holder. As soon as practicable, and in any event within five (5) days after the expiration of such 60-day period, the Company shall notify each holder of Issued Shares as to the number of Issued Shares being purchased from such holder by each holder of Investor Shares (the “Supplemental Repurchase Notice”) exercising the Repurchase Option setting forth the number of Issued Shares which such holder of Investor Shares is entitled to purchase, the aggregate purchase price for such Issued Shares and the time and place of the closing of the transaction.

(e) The closing of the purchase of the Issued Shares pursuant to the Repurchase Option shall take place on the date designated by the Company in the Repurchase Notice or Supplemental Repurchase Notice, which date shall not be more than 45 days nor less than five (5) days after the delivery of such notice. The Company and/or the holders of Investor Shares, as the case may be, will pay for the Issued Shares to be purchased pursuant to the Repurchase Option by delivery of a check or wire transfer of funds to the holders of the Issued Shares. The Company and the holders of Investor Shares will be entitled to receive customary representations and warranties from the sellers regarding such sale and to require all sellers’ signatures be guaranteed.

(f) Notwithstanding anything to the contrary contained in this Agreement, the Company’s exercise of the Repurchase Option shall be subject to applicable restrictions contained in applicable law and in the Company’s and its Subsidiaries’ debt and equity financing agreements. If any such restrictions prohibit the repurchase of Issued Shares hereunder which the Company is otherwise required to make or create a default thereunder, the time periods provided in this Section 2 shall be suspended, and the Company may make such repurchases under this Section 2 as soon as it is permitted to do so under such restrictions (and the Company shall inform the Participant of such restrictions in the Repurchase Notice) and shall consummate such repurchase of Issued Shares promptly following the cessation of all such restrictions thereon (by giving the holder or holders of Issued Shares a new Repurchase Notice).

(g) The right of the Company and the holders of Investor Shares to repurchase Issued Shares pursuant to this Section 2 shall terminate upon the consummation of a Public Offering.

*    *    *    *    *

IN WITNESS WHEREOF, the parties hereto have executed this First Amendment on the day and year first above written.

COMPHEALTH GROUP, INC.

By:	/s/ Sean Dailey
Name:	Sean Dailey
Title:	CFO

PARTICIPANT

By:	/s/ Scott Beck
Name:	SCOTT BECK

CMS CAPITAL VENTURES, INC.

STOCK OPTION AGREEMENT

THIS STOCK OPTION AGREEMENT (this “Agreement”), dated as of August 15, 2000, is made by and between CMS Capital Ventures, Inc., a Delaware corporation (the “Company”), and Scott Beck (the “Participant”). Capitalized terms used herein and not otherwise defined are defined in Section 8 below.

WHEREAS, the Company and the Participant desire to enter into an agreement pursuant to which, among other things, the Company shall grant to the Participant the option (the “Option”) to acquire 1,816 shares of the Company’s common stock, par value $.01 per share (the “Common Stock”), pursuant to the CMS Capital Ventures, Inc. 2000 Stock Option Plan (the “Plan”). In granting the Participant the Option, the Company is providing the Participant with additional incentive to maximize the Participant’s efforts to develop the Company and its Subsidiaries to the fullest extent possible. Certain provisions of this Agreement are intended for the benefit of Nassau Capital Partners II L.P., NAS Partners I, L.L.C., Acacia Venture Partners, L.P., New Enterprise Associates, Limited Partnership, NEA Ventures 1998, L.P., and NEA Presidents Fund, L.P. (collectively, the “Investors”) and for the benefit of transferees (other than the Company) of shares of Common Stock previously held by any of the Investors (other than transferees in a Public Sale) (such shares of Common Stock, the “Investor Shares”) so long as such transferees continue to hold such Investor Shares.

NOW, THEREFORE, in consideration of the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties to this Agreement hereby agree as follows:

1. Stock Options.

(a) Option.

(i) Option Grant. The Company hereby grants to the Participant the Option to purchase 1,816 shares of Common Stock (“Option Shares”), at a price per share of $193.20 per share (the “Option Price”). The Option Price and the number of Option Shares will be equitably adjusted for any stock split, stock dividend or reclassification or recapitalization of the Common Stock which occurs subsequent to the date of this Agreement. The Option will expire on the earliest to occur of the following dates (such earliest date is referred to as the “Expiration Date”): (A) the tenth anniversary of the date of the Plan, (B) thirty (30) days after the effective date of the termination of the Participant’s employment with the Company or a Subsidiary thereof by the Company or such Subsidiary for any reason (whether with or without Cause), (C) thirty (30) days after the effective date of the voluntary termination of Participant’s employment with the Company or a Subsidiary thereof by the Participant (each date described under (B) or (C) is referred to herein as the “Termination Date”), or (D) the date of consummation of a Sale of the Company in accordance with Section l(a)(iii) below.

The Option is not intended to be an “incentive stock option” within the meaning of Section 422 of the Code.

(ii) Exercisability. The Option shall vest and become exercisable in accordance with the following schedule (the period covered thereby, the “Vesting Period”), if the Participant is, and has been continuously, employed by the Company or any Subsidiary thereof from the date hereof through such date:

DATE	CUMULATIVE PERCENTAGE OF OPTION SHARES TO BE VESTED
1st Anniversary of the date hereof	25%
2nd Anniversary of the date hereof	50%
3rd Anniversary of the date hereof	75%
4th Anniversary of the date hereof	100%

If the Participant ceases to be employed by the Company and its Subsidiaries on any date prior to the date which is six (6) months after the date hereof (the “Six-Month Date”) (other than pursuant to a termination of the Participant by the Company or its Subsidiaries, as the case may be, without Cause), the Option shall not have vested or become exercisable with respect to any of the Option Shares. If, after the Six-Month Date, the Participant ceases to be employed by the Company and its Subsidiaries on any date other than an anniversary date of the date hereof (after the Six-Month Date and prior to the fourth anniversary of the date hereof), the cumulative percentage of Option Shares to become vested shall be determined on a pro rata basis according to the number of complete calendar months elapsed since the prior anniversary date of the date hereof (it being understood that on the Six-Month Date, the Option shall become vested with respect to 12.5% of the Option Shares). If Participant is terminated by the Company or any of its Subsidiaries without Cause prior to the Six-Month Date, the Option shall become vested with respect to the number of the Option Shares determined on a pro rata basis according to the number of complete calendar months elapsed since the date hereof.

For example: Assume that the Participant was granted the Option to purchase 100 Option Shares. If the Participant voluntarily ceases to be employed by the Company and its Subsidiaries three (3) complete calendar months after the date hereof, no Option Shares shall have vested. If the Participant ceased to be employed by the Company and its Subsidiaries one (1) year and three (3) complete calendar months after the date hereof, 31.25 Option Shares shall have vested: This second result would not change if the Participant’s employment instead ceased one (1) year, three (3) complete calendar months and fifteen (15) days after the date hereof.

(iii) Accelerated Vesting on Sale of the Company. Notwithstanding anything to the contrary in Section l(a)(ii) above, upon any Sale of the Company, the Board may in its sole discretion elect (if it so desires and without any obligation to do so and whether or not it elects to do so with respect to other employees or directors of the Company or its

Subsidiaries that have entered into stock option agreements) to terminate the Options, effective upon consummation of such Sale of the Company, in which case, in the Board’s discretion, (x) the Option shall vest and become exercisable with respect to all of the Option Shares immediately prior to the consummation of such Sale of the Company, and the Participant shall be given an opportunity to exercise the Option simultaneously with the consummation of the Sale of the Company and, if the Participant exercises the Option, to participate in such Sale of the Company as a holder of Common Stock or (y) the Option shall cease to vest and become exercisable and the holder of the Option shall be entitled to receive consideration in an amount equal to the number of shares of Common Stock then issuable upon exercise of the Option multiplied by the difference between (1) the consideration received for each share of Common Stock in such Sale of the Company (if other than cash, valued by the Board in its reasonable discretion) and (2) the applicable Option Price.

(iv) Procedure for Exercise. At any time after the Option has vested and become exercisable with respect to any of the Option Shares and prior to the Expiration Date, the Participant may exercise all or any portion of the Option with respect to Option Shares vested pursuant to Sections l(a)(ii) or 1(a)(iii) above by delivering written notice of exercise to the Company, together with (1) a written acknowledgment reaffirming the representations and warranties set forth in this Agreement and agreeing to be bound by all of the terms and conditions contained herein and in the Plan and (2) payment in full of the Option Price with respect to the Option Shares being acquired in such exercise of the Option. The Option Price shall be paid by either (I) delivery of a cashier’s, personal or certified check or wire transfer of immediately available funds in the amount of the Option Price with respect to the Option Shares being acquired in such exercise of the Option or (II) the surrender to the Company of shares of Common Stock having an aggregate Fair Market Value equal to the Option Price.

(b) Securities Laws Restriction. The Participant represent that when the Participant exercises the Option he will be purchasing Option Shares for the Participant’s own account and not on behalf of others. The Participant understands and acknowledges that federal and state securities laws govern and restrict the Participant’s right to offer, sell or otherwise dispose of any Option Shares unless the Participant’s offer, sale or other disposition thereof is registered under the Securities Act and state securities laws or, in the opinion of the Company’s counsel, such offer, sale or other disposition is exempt from registration thereunder. The Participant agrees that he will not offer, sell or otherwise dispose of any Option Shares in any manner which would: (i) require the Company to file any registration statement (or similar filing under state law) with the Securities and Exchange Commission or to amend or supplement any such filing or (ii) violate or cause the Company to violate the Securities Act, the rules and regulations promulgated thereunder or any other state or federal law. The Participant further understands that the certificates for any Option Shares the Participant purchases will bear the legend set forth in Section 6 hereof or such other legends as the Company deems necessary or desirable in connection with the Securities Act or other rules, regulations or laws.

(c) Non-Transferability of Option. The Option is personal to the Participant and is not transferable by the Participant. Only the Participant shall be entitled to exercise the Option; provided that, in the event of the Participant’s death, the Option may be exercised only (i) by the executor or administrator of the Participant’s estate or the Person or Persons to whom the Participant’s rights under the Option shall pass by will or the laws of descent and distribution and (ii) to the extent that the Participant was entitled to exercise the Option hereunder at the date of his death. In the event of an exercise of the Option by a Person other than the Participant pursuant to the proviso in the preceding sentence, all references in this Agreement to actions to be taken and representations to be made by the Participant in connection with such exercise shall be deemed to be references to such Person.

(d) Conformity with Plan. The Option and the Option Shares are intended to conform in all respects with, and be subject to all applicable provisions of, the Plan, which is hereby incorporated herein by reference in its entirety. Inconsistencies between this Agreement and the Plan shall be resolved in accordance with the terms of this Agreement, but only to the extent of such inconsistencies. By executing this Agreement, the Participant acknowledges his receipt of this Agreement and the Plan and agrees to be bound by all of the terms of this Agreement and the Plan.

(e) Rights of Participants. Except as expressly provided herein, nothing in this Agreement shall interfere with or limit in any way the right of the Company or any Subsidiary to terminate the Participant’s employment at any time (with or without Cause), nor confer upon the Participant any right to continue in the employ of the Company or any Subsidiary for any period of time or to continue his present (or any other) rate of compensation, and, in the event of cessation of Participant as an employee of the Company and its Subsidiaries, the Option, if not previously vested and exercisable, will be forfeited. Nothing in this Agreement shall confer upon the Participant any right to be selected again as a Plan participant.

(f) Withholding of Taxes. The Company shall be entitled, if necessary or desirable, to withhold from the Participant from any amounts due and payable by the Company to the Participant (or secure payment from the Participant in lieu of withholding) the amount of any withholding or other tax due from the Company with respect to any Option Shares issuable hereunder, and the Company may defer such issuance unless indemnified by the Participant to its satisfaction.

2. Repurchase Option.

(a) In the event the Participant ceases to be employed by the Company and its Subsidiaries for any reason (the “Termination”), the Issued Shares (whether held by the Participant or one or more transferees and including any Issued Shares acquired subsequent to such termination of employment) will be subject to repurchase by the Company and the holders of Investor Shares pursuant to the terms and conditions set forth in this Section 2 (the “Repurchase Option”).

(b) If the Participant’s employment with the Company and its Subsidiaries is terminated by the Company or any such Subsidiary without Cause and, at the time of such termination, Participant could not have been terminated by the Company or such Subsidiary with Cause, the purchase price for the Issued Shares shall be the Fair Market Value thereof on the date of cessation of employment. If the Participant’s employment with the Company and its Subsidiaries is (i) terminated by the Company or any such Subsidiary for Cause, or (ii) voluntarily terminated by the Participant, the purchase price for the Issued Shares shall be the lower of Fair Market Value on the date of cessation of employment and Original Cost thereof.

(c) The Company may elect to purchase all or any portion of the Issued Shares by delivering written notice (the “Repurchase Notice”) to the holder or holders of Issued Shares within 60 days after the Termination. The Repurchase Notice will set forth the Issued Shares to be acquired from each holder, the aggregate consideration to be paid for such Issued Shares and the time and place for the closing of the transaction. The number of Issued Shares to be repurchased by the Company shall first be satisfied, to the extent possible, from the Issued Shares held by the Participant at the time of delivery of the Repurchase Notice. If the number of Issued Shares then held by the Participant is less than the total number of Issued Shares which the Company has elected to purchase, the Company shall purchase the remaining Issued Shares elected to be purchased from the other holder(s) of Issued Shares under this Agreement, pro rata according to the number of Issued Shares held by such other holder(s) at the time of delivery of such Repurchase Notice (determined as nearly as practicable to the nearest whole share).

(d) If for any reason the Company does not elect to purchase all of the Issued Shares pursuant to the Repurchase Option, the holders of Investor Shares shall be entitled to exercise the Repurchase Option for the Issued Shares which the Company has not elected to purchase (the “Available Shares”). As soon as reasonably practicable after the Company has determined that there will be Available Shares, but in any event within 60 days after the Termination, the Company shall give written notice (the “Option Notice”) to each of the holders of Investor Shares setting forth the number of Available Shares and the purchase price for the Available Shares. Each holder of Investor Shares may elect to purchase any or all of the Available Shares by giving written notice to the Company within 60 days after the Option Notice has been delivered to such holder of Investor Shares by the Company. In the event that the holders of Investor Shares elect to purchase more Available Shares than are available, then the number of Available Shares to be purchased by each such holder that has elected to purchase more than its pro rata share of Available Shares (based upon the number of shares of Investor Shares held by all such holders of Investor Shares) shall be reduced on a pro rate basis in proportion to the number of Investor Shares held by all holders that have elected to purchase more than their pro rate share that are not owned by such holder. As soon as practicable, and in any event within five (5) days after the expiration of such 60-day period, the Company shall notify each holder of Issued Shares as to the number of Issued Shares being purchased from such holder by each holder of Investor Shares (the “Supplemental Repurchase Notice”) exercising the Repurchase Option setting forth the number of Issued Shares which such holder of Investor Shares is entitled to purchase, the aggregate purchase price for such Issued Shares and the time and place of the closing of the transaction.

(e) The closing of the purchase of the Issued Shares pursuant to the Repurchase Option shall take place on the date designated by the Company in the Repurchase Notice or Supplemental Repurchase Notice, which date shall not be more than 45 days nor less than five (5) days after the delivery of such notice. The Company and/or the holders of Investor Shares, as the case may be, will pay for the Issued Shares to be purchased pursuant to the Repurchase Option by delivery of a check or wire transfer of funds to the holders of the Issued Shares. The Company and the holders of Investor Shares will be entitled to receive customary representations and warranties from the sellers regarding such sale and to require all sellers’ signatures be guaranteed.

(f) Notwithstanding anything to the contrary contained in this Agreement, the Company’s exercise of the Repurchase Option shall be subject to applicable restrictions contained in applicable law and in the Company’s and its Subsidiaries’ debt and equity financing agreements. If any such restrictions prohibit the repurchase of Issued Shares hereunder which the Company is otherwise required to make or create a default thereunder, the time periods provided in this Section 2 shall be suspended, and the Company may make such repurchases under this Section 2 as soon as it is permitted to do so under such restrictions (and the Company shall inform the Participant of such restrictions in the Repurchase Notice) and shall consummate such repurchase of Issued Shares promptly following the cessation of all such restrictions thereon (by giving the holder or holders of Issued Shares a new Repurchase Notice).

(g) The right of the Company and the holders of Investor Shares to repurchase Issued Shares pursuant to this Section 2 shall terminate fifteen (15) months following the consummation of a Public Offering.

3. Sale of the Company.

(a) If the Board approves a Sale of the Company (an “Approved Sale”), the holder of the Option and each holder of Issued Shares shall vote for, consent to and raise no objections against such Approved Sale. If the Approved Sale is structured as a (i) merger or consolidation, the holder of the Option and each holder of Issued Shares shall waive any dissenters rights, appraisal rights or similar rights in connection with such merger or consolidation or (ii) sale of stock, the holder of the Option and each holder of Issued Shares shall agree to sell (including, without limitation by executing and delivering definitive agreements with respect thereto) all of their Option Shares and rights to acquire Option Shares on the terms and conditions approved by the Board. The Participant shall take all necessary or desirable actions in connection with the consummation of the Approved Sale as requested by the Board or the Company.

(b) If the Company or the holders of the Company’s securities enter into any negotiation or transaction for which Rule 506 (or any similar rule then in effect) promulgated under the 1933 Act by the Securities Exchange Commission may be available with respect to such negotiation or transaction (including a merger, consolidation or other reorganization), the Participant, holders of Issued Shares, together with the Company’s other employees or directors which have entered into stock option agreements with the Company (such other employees or directors, the “Other Participants”), shall at the request of the Company, appoint a “purchaser representative” (as such term is defined in Rule 501 under the 1933 Act) reasonably acceptable to the Company. If the Participant and the Other Participants appoint a purchaser representative designated by the Company, the Company shall pay the fees of such purchaser representative. However, if the Participant or any Other Participant declines to appoint the purchaser representative designated by the Company, the Participant or such Other Participant, as the case may be, shall appoint another purchaser representative (reasonably acceptable to the Company), and such person shall be responsible for the fees of the purchaser representative so appointed unless such person is an Accredited Investor (as defined in Rule 501).

(c) The holder of the Option and each holder of Issued Shares will bear their pro-rata share (based upon the net proceeds received by holders of options and shares of capital stock of the Company) of the costs of any sale of Issued Shares pursuant to an Approved Sale to the extent such costs are incurred for the benefit of all holders of Common Stock and are not otherwise paid by the Company or the acquiring party. Costs incurred by the holder of the Option or any holder of Issued Shares on his own behalf will not be considered costs of the transaction hereunder.

(d) The restrictions set forth in this Section 3 shall terminate immediately prior to the consummation of an IPO (as hereinafter defined).

4. Public Offering. If at any time the Board approves an initial Public Offering of any equity securities of the Company to be registered under the Securities Act (an “IPO”), the holders of the Option and the Issued Shares will take all reasonably necessary or desirable actions in connection with the consummation of such IPO approved by the Board. In the event that such IPO is an underwritten offering and the managing underwriters advise the Company in writing that in their opinion the capital stock structure of the Company will adversely affect the marketability of the offering, the holder of the Option and each holder of Issued Shares will consent to and vote for a recapitalization, reorganization and/or exchange of capital stock into securities that the managing underwriters and the Board find acceptable and will take all necessary or desirable actions in connection with the consummation of the recapitalization, reorganization and/or exchange; provided that the resulting shares of capital stock reflect and are consistent with the economic values reflected by the rights and preferences set forth in the Company’s Certificate of Incorporation as in effect immediately prior to the IPO.

5. Restrictions on Transfer.

(a) Participant and its Permitted Transferees shall not sell, pledge, transfer or otherwise dispose of (a “Transfer”) any interest in any Issued Shares, except (i) pursuant to the provisions of Sections 2, 3 or 4 hereof, (ii) pursuant to applicable laws of descent and distribution, or (iii) among such Participant’s Family Group; provided, that the restrictions contained in this Section 5 will continue to be applicable to Issued Shares after any Transfer of the type referred to in clause (ii) or (iii) above and, as a condition to any such Transfer, the transferees of such Issued Shares must agree in writing to be bound by the provisions of the Plan and this Agreement. In the case of a Transfer by Participant to a member of his Family Group, after such Transfer Participant must continue to own at least 50% of his Issued Shares originally held by him on a fully diluted basis. Any transferee of Issued Shares pursuant to a Transfer in accordance with clause (ii) or (iii) above is herein referred to as a “Permitted Transferee.” Upon the proposed Transfer of any Issued Shares pursuant to clause (ii) or (iii) above, Participant or such Permitted Transferee Transferring such Issued Shares will deliver a written notice (a “Transfer Notice”) to the Company, which discloses in reasonable detail the identity of the Permitted Transferee(s).

(b) The restrictions set forth in this Section 5 shall terminate immediately prior to the consummation of an IPO.

6. Additional Restriction on Transfer.

(a) Each certificate evidencing Issued Shares and each certificate issued in exchange for or upon the Transfer of any Issued Shares (if such shares remain Issued Shares as defined herein after such Transfer) shall be stamped or otherwise imprinted with a legend in substantially the following form:

“THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), AND MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT OR AN EXEMPTION FROM REGISTRATION THEREUNDER. THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE ALSO SUBJECT TO ADDITIONAL RESTRICTIONS ON TRANSFER, CERTAIN REPURCHASE OPTIONS AND CERTAIN OTHER AGREEMENTS SET FORTH IN A STOCK OPTION PLAN AND STOCK OPTION AGREEMENT, EACH DATED AS OF AUGUST 15, 2000, AS AMENDED AND MODIFIED FROM TIME TO TIME, BETWEEN THE ISSUER (THE “COMPANY”) AND SCOTT BECK, AND THE COMPANY RESERVES THE RIGHT TO REFUSE THE TRANSFER OF SUCH SECURITIES UNTIL SUCH CONDITIONS HAVE BEEN FULFILLED WITH RESPECT TO SUCH TRANSFER. A COPY OF SUCH CONDITIONS MAY BE OBTAINED BY THE HOLDER HEREOF AT THE COMPANY’S PRINCIPAL PLACE OF BUSINESS WITHOUT CHARGE.”

The Company shall imprint such legend on certificates evidencing Issued Shares. The legend set forth above shall be removed from the certificates evidencing any shares which cease to be Issued Shares in accordance with the definition thereof.

(b) Participant and its Permitted Transferees shall not Transfer any Issued Shares (except pursuant to an effective registration statement under the Securities Act) without first delivering to the Company an opinion of counsel reasonably acceptable in form and substance to the Company (which counsel will be reasonably acceptable to the Company) that registration under the Securities Act is not required in connection with such Transfer. If such opinion of counsel reasonably acceptable in form and substance to the Company further states that no subsequent Transfer of such Issued Shares will require registration under the Securities Act, the Company will promptly upon such Transfer deliver new certificates for such securities which do not bear the Securities Act legend set forth in Section 6(a).

(c) The Company will not be required (i) to Transfer on its books any Issued Shares which have been Transferred in violation of any of the provisions set forth in this Agreement, or (ii) to treat as owner of such shares, to accord the right to vote as such owner or to pay dividends to any transferee to whom such shares have been Transferred in violation of this Agreement.

(d) To the extent not inconsistent with applicable law, each holder of Issued Shares shall not effect any public sale or distribution (including sales pursuant to Rule 144) of equity securities of the Company, or any securities, options or rights convertible into or exchangeable or exercisable for such securities, during the period prior to and after the effective date of any Public Offering that is agreed to by the underwriter managing such Public Offering and the Company.

7. Participant Representations. The Participant hereby represents and warrants to the Company that (i) the Option to be acquired by the Participant pursuant to this Agreement and the Option Shares to be acquired upon exercise of the Option will be acquired for the Participant’s own account and not with a view to, or intention of, distribution thereof in violation of the Securities Act or any applicable state securities laws, and the Issued Shares shall not be disposed of in contravention of the Securities Act or any applicable state securities laws, (ii) the Participant is an employee of the Company or one of its Subsidiaries, is sophisticated in financial matters and is able to evaluate the risks and benefits of the investment in the Option Shares, (iii) the execution, delivery and performance of this Agreement by the Participant does not and will not conflict with, breach, violate or cause a default under any contract, agreement, instrument, order, judgment or decree to which the Participant is a party or by which he is bound, (iv) the Participant is not a party to or bound by any employment agreement, noncompete agreement or confidentiality agreement with any other person or entity (other than the Company or one of its Subsidiaries) and (v) upon the execution and delivery of this Agreement by the Company, this Agreement shall be the valid and binding obligation of the Participant, enforceable in accordance with its terms.

8. Definitions.

“Affiliate” of any particular Person means any other Person controlling, controlled by or under common control with such particular Person, where “control” means the possession, directly or indirectly, of the power to direct the management and policies of a Person whether through the ownership of voting securities, contract or otherwise.

“Board” means the Company’s board of directors.

“Cause” shall mean (a) commission of an act of fraud or embezzlement (including, without limitation the unauthorized disclosure of confidential or proprietary information of the Company or any of its Subsidiaries which results in a material financial loss to the Company or any of its Subsidiaries), (b) commission of a felony, (c) willful misconduct as an employee of the Company or any of its Subsidiaries, (d) failure to render services to the Company or any of its Subsidiaries in accordance with employment duties or Board instructions which failure amounts to a material neglect of duties to the Company or any of its Subsidiaries or failure to perform such duties at a satisfactory level as determined by the Board in its reasonable good faith judgment and (e) material breach of any agreements with the Company or any of its subsidiaries to which such person is party.

“Code” means the Internal Revenue Code of 1986, as amended from time to time.

“Family Group” means a Participant’s spouse and descendants (whether natural or adopted) and any trust solely for the benefit of such Participant and/or such Participant’s spouse and/or descendants (natural or adopted) of Participant and any corporation, limited liability company, partnership or other entity the equity holders of which solely include such Participant, his spouse or descendants (natural or adopted) or any trust for the benefit of such Participant, his spouse or descendants (natural or adopted).

“Fair Market Value” has the meaning assigned to such term in the Plan.

“Issued Shares” means, collectively, all Option Shares issued with respect to the Option. Issued Shares will continue to be Issued Shares in the hands of any holder other than the Participant (except for the Company and except for transferees in a Public Sale), and except as otherwise provided herein, each such other holder of Issued Shares will succeed to all rights and obligations attributable to the Participant as a holder of Issued Shares hereunder. Issued Shares will also include shares of the Company’s capital stock issued with respect to Issued Shares by way of a stock split, stock dividend, recapitalization or otherwise.

“Original Cost” means, with respect to each Option Share the Option Price in effect at the time of exercise of the Option with respect such Option Share (as proportionately adjusted for all stock splits, stock dividends, reverse stock splits, and other recapitalizations subsequent to the exercise of the Option with respect to such Option Share).

“Person” means an individual, a partnership, a corporation, a limited liability company, an association, a joint stock company, a trust, a joint venture, an unincorporated organization and a governmental entity or any department, agency or political subdivision thereof.

“Public Offering” means the sale in a bona fide underwritten public offering registered under the Securities Act of shares of the Company’s equity securities approved by the Board.

“Public Sale” means any sale pursuant to a registered public offering under the Securities Act or any sale to the public pursuant to Rule 144 or Rule 144A promulgated under the Securities Act effected through a broker, dealer or market maker.

“Sale of the Company” means (a) any sale of all or substantially all (as described in the commentary to the Model Business Corporation Act) of the assets of the Company and its subsidiaries on a consolidated basis in one transaction or series of related transactions (but excluding sales to Affiliates), (b) any sale of all or substantially all of the Common Stock in one transaction or series of related transactions or (c) a merger or consolidation, exchange of capital stock, or other transaction which accomplishes one of the foregoing.

“Securities Act” means the Securities Act of 1933, as amended from time to time.

“Subsidiary” means, with respect to any Person, any corporation, partnership, association or other business entity of which (i) if a corporation, a majority of the total voting power of shares of stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person or a combination thereof, or (ii) if a partnership, association or other business entity, a majority of the partnership or other similar ownership interest thereof is at the time owned or controlled, directly or indirectly, by any Person or one or more Subsidiaries of that Person or a combination thereof. For purposes hereof, a Person or Persons shall be deemed to have a majority ownership interest in a partnership, association or other business entity if such Person or Persons shall be allocated a majority of partnership, association or other business entity gains or losses or shall be or control any managing director or general partner of such partnership, association or other business entity.

9. Notices. All notices, demands or other communications to be given or delivered under or by reason of the provisions of this Agreement shall be in writing and shall be deemed to have been given when delivered personally to the recipient, one (1) business day after being sent to the recipient by reputable overnight courier service (charges prepaid), upon machine-generated acknowledgment of receipt after transmittal by facsimile or on the date of actual receipt, if mailed to the recipient by certified or registered mail, return receipt requested and postage prepaid. Such notices, demands and other communications shall be sent to the Company and the Participant at the addresses indicated below or to such other address or to the attention of such other person as the receipt party has specified by prior written notice to the sending party.

If to the Company:

CompHealth, Inc.

4021 South 700 East

Suite 300

Salt Lake City, UT 84107

Attention: Sean Dailey

with a copy (which shall not constitute notice) to:

Kirkland & Ellis

200 East Randolph Drive

Chicago, IL 60601

Attention: William S. Kirsch, P.C.

                   Jeffrey Seifman

to the Participant:

Scott Beck

c/o Medimorphus.com, Inc.

4021 South 700 East

Suite 400

Salt Lake City, UT 84107

10. Severability. Whenever possible, each provision of this Agreement will be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability will not affect any other provision or any other jurisdiction, but this Agreement will be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision had never been contained herein.

11. Complete Agreement. Except as otherwise expressly set forth herein, this document, together with the Plan, embodies the complete agreement and understanding among the parties hereto with respect to the subject matter hereof and supersedes and preempts any prior understandings, agreements or representations by or among the parties, written or oral, which may have related to the subject matter hereof in any way.

12. Counterparts. This Agreement may be executed in separate counterparts, each of which is deemed to be an original and all of which taken together constitute one and the same agreement.

13. Successors and Assigns. This Agreement is intended to bind and inure to the benefit of and be enforceable by the Participant, the Company, and their respective heirs, successors and assigns, except that the Participant may not assign his rights or delegate his obligations hereunder without the prior written consent of the Company.

14. Governing Law. The corporate law of Delaware shall govern all issues and questions concerning the relative rights and obligations of the Company and its stockholders. All other questions concerning the construction, validity and interpretation of this Agreement shall be governed by, and construed in accordance with, the internal laws of the State of Delaware, without giving effect to any choice of law or other conflict of law, provision or rule (whether of the State of Delaware or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Delaware.

15. Amendment and Waiver. Except as otherwise set forth herein and in the Plan, the provisions of this Agreement may be amended or waived only with the prior written consent of the Company and the Participant, and no course of conduct or failure or delay in enforcing the provisions of this Agreement shall affect the validity, binding effect or enforceability of this Agreement.

16. Remedies. Each of the parties to this Agreement will be entitled to enforce its rights under this Agreement specifically, to recover damages and costs (including reasonable attorney’s fees) caused by any breach of any provision of this Agreement and to exercise all other rights existing in its favor. The parties hereto agree and acknowledge that money damages may not be an adequate remedy for any breach of the provisions of this Agreement and that any party may in its sole discretion apply to any court of law or equity of competent jurisdiction (without posting any bond or deposit) for specific performance and/or other injunctive relief in order to enforce or prevent any violations of the provisions of this Agreement.

17. Descriptive Headings. The descriptive headings of this Agreement are inserted for convenience only and do not constitute a part of this Agreement.

18. No Strict Construction. The parties to this Agreement have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by such parties, and no presumption or burden of proof shall arise favoring or disfavoring any such party by virtue of the authorship of any of the provisions of this Agreement.

*    *    *    *    *

IN WITNESS WHEREOF, the parties hereto have executed this Stock Option Agreement on the day and year first above written.

CMS CAPITAL VENTURES, INC.

By:	/s/ Michael R. Weinholtz
Name:
Title:	PRES. & CEO

/s/ Scott Beck
Scott Beck